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                                                                     Exhibit 5.8







                                 May 21, 2004



Team Health, Inc.
Clinic Management Services, Inc.
Emergency Coverage Corporation
Med:Assure Systems, Inc.
Southeastern Emergency Physicians, Inc.
Southeastern Emergency Physicians of Memphis, Inc.
Team Anesthesia, Inc.
Team Health Financial Services, Inc.
Team Health Billing Services, L.P.
1900 Winston Road, Suite 300
Knoxville, Tennessee 37919

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

We serve as Tennessee counsel for Team Health, Inc. (the "Issuer"), Clinic Management Services, Inc., Emergency Coverage Corporation, Med:Assure Systems, Inc., Southeastern Emergency Physicians, Inc., Southeastern Emergency Physicians of Memphis, Inc., Team Anesthesia, Inc., Team Health Financial Services, Inc. and Team Health Billing Services, L.P., the "Tennessee Guarantors," and together with the Issuer, the Registrants"). We are issuing this opinion letter in connection with the proposed registration by the Issuer of $180,000,000 in aggregate principal amount of the Issuer's 9% Senior Subordinated Exchange Notes due 2012 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The law covered by the opinions expressed herein is limited to the laws of the State of Tennessee.

We have reviewed the following documents in connection with rendering the opinions set forth in this letter:

         (a) the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of March 23, 2004, by and among the Issuer, the Tennessee Guarantors (as defined below) and the other guarantors party thereto, and the Bank of New York, as trustee;

         (b) the Charter or Certificate of Limited Partnership, as applicable, of each Registrant as certified by an officer of each Registrant;


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         (c)      the Bylaws of each Registrant, except for Team Health Billing
                  Services, L.P., as certified by an officer of each Registrant;

         (d) Resolutions of the Registrants, as certified by an officer of each Registrant, authorizing the execution, delivery and performance of the Indenture; and

         (e) Certificates of one or more officers of the Issuer and each Tennessee Guarantor (the "Registrants' Officers' Certificates"), relating to the facts regarding the Registrants set forth herein upon which the opinions expressed herein are based.

As to questions of fact material to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the Registrants' Officers' Certificates. With respect to such matters, we have not made any independent investigation or verification of the information contained therein for purposes of this opinion letter. In rendering the opinions expressed herein, we have not conducted any investigation into the types of businesses and activities in which any party engages or the manner in which any party conducts its business as would enable us to render any opinion (and, accordingly, we express no opinion) as to the applicability to any party of any federal or state law or regulation not of general applicability to business corporations.

In connection with rendering the opinions expressed herein, we have with your permission assumed, without independent investigation, the following: (i) the legal capacity of natural persons, the absence of duress, fraud and undue influence regarding all signatures on documents submitted to us, and the absence of mutual mistake of fact or misunderstanding; (ii) the genuineness of all signatures on documents submitted to us; (iii) the authenticity, completeness and accuracy of all documents, materials and records submitted to us as originals and the conformity to authentic original documents of all documents, materials and records submitted to us as certified, conformed or photostatic copies; (iv) the Indenture and the transactions contemplated thereby have been duly authorized by all necessary corporate or other action, and duly executed and delivered (as applicable), on the part of all parties thereto (other than the Registrants); (v) any certificate, document or other information on which we have relied that was given or dated earlier than the date of this letter continues to remain accurate insofar as relevant to such opinion, from such earlier date through and including the date of this letter; (vi) there are no unpublished judicial or administrative decisions applicable to the opinions expressed herein; (vii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture; and (viii) no action has been taken (including any waiver of any provision) which amends or otherwise affects any of the documents, materials or records which we have examined.

Based upon and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

         (1) Each of the Registrants has the corporate power and authority to execute and deliver the Indenture and to perform its respective obligations thereunder.


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         (2) The execution and delivery of the Indenture by each Registrant and the performance of its obligations thereunder have been duly authorized by each Registrant and does not violate (i) the Charter and/or Certificate of Limited Partnership or Bylaws, as applicable, of each Registrant or (ii) any applicable provision of Tennessee law.

         (3) Except as may be required under state securities laws, as to which we express no opinion, the execution and delivery of the Indenture by each Registrant and the performance of its obligations thereunder does not require any consent of any Tennessee governmental authority.

The foregoing opinions are qualified in the following respects:

         A. Our opinions are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) applicable bankruptcy, insolvency, avoidance, receivership, reorganization, moratorium or other laws, both state and federal, affecting the rights and remedies of creditors generally or that have reference to or affect only creditors of specific types of debtors; (ii) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law, including without limitation, governing the availability of specific performance, injunctive relief, or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made; (iii) limitations imposed by or resulting from the exercise by any court of its discretion; and (iv) public policy considerations which may limit the rights of parties to obtain certain remedies.

         B. We express no opinion as to the effect of, and our opinions herein do not cover or otherwise address, any law or legal issue which is identified on Exhibit A, attached hereto and incorporated herein by this reference.

         C. Applicable laws, including judicial decisions, may limit or render ineffective certain rights, remedies, waivers and provisions of the Indenture and, therefore, the Indenture and any agreements entered into in connection therewith may not be enforceable in accordance with their terms. We have not reviewed the Indenture or any other agreements entered into in connection with such agreement to evaluate the enforceability thereof and, accordingly, we express no opinion as to the enforceability of such agreements.

         D. We express no opinions except as specifically set forth in Paragraphs (1) through (3) above, and no opinions as to any other matter shall be deemed to be implied by or may be inferred from any of such Paragraphs.

The opinions expressed herein are given as of the date hereof and speak as of only that date. We assume no obligation to advise you of any changes in facts or law or of anything coming to our attention bearing upon the accuracy of or completeness of any assumption, whether or not material, which may be brought to our attention at a later date. Our attorneys are admitted to the

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practice of law in the State of Tennessee, and we render no opinion with respect to the laws or requirements of any other state governing the transactions contemplated by the Indenture or the effect of any of such laws on the matters with respect to which opinions are given herein and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern any legal issue addressed in this letter. We bring to your attention that our views set forth in this letter are an expression of professional judgment and are not a guarantee of a result.

We hereby consent to the filing of this opinion letter as Exhibit 5.8 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/ London & Amburn, P.C.

                                      London & Amburn, P.C.


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                                    EXHIBIT A

                          Excluded Law and Legal Issues

None of our opinions or advice contained in the letter to which this Exhibit A is attached cover or otherwise address any of the following laws, rules, regulations or other governmental requirements or legal issues:

         1. federal or state securities laws and regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

         2.       compliance with fiduciary duty requirements;

         3. the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that such decisions deal with any of the foregoing;

         4.       fraudulent transfer and fraudulent conveyance laws;

         5.       federal and state tax laws and regulations;

         6. the effect of any law, regulation or order which hereafter becomes effective; and

         7. federal and state laws and regulations concerning filing and notice requirements.

We have not undertaken any research for purposes of determining whether the Registrants or any of the transactions which may occur in connection with the Indenture are subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in Tennessee, and none of our opinions cover any such law or other requirement unless (i) an attorney in our firm who has devoted substantial attention to the transactions contemplated by the Indenture had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Exhibit to our letter.